                                                                   EXHIBIT 10.36





                                CREDIT AGREEMENT




                                 By and Between
                            BAKER HUGHES INCORPORATED
                                       and


                           Dated as of October 1, 1998

                                Table of Contents


ARTICLE I - DEFINITIONS & INTERPRETATION..........................................................................1

   1.01   ........................................................................................................1
   1.02   NUMBER..................................................................................................7

ARTICLE II - LOAN COMMITMENT......................................................................................7

   2.01   COMMITMENT TO LEND......................................................................................7
   2.02   CHANGE OF LAW...........................................................................................7
   2.03   TERMINATION AND REDUCTION OF COMMITMENT.................................................................8
   2.04   FACILITY AND ORIGINATION FEES...........................................................................8
   2.05   WITHHOLDING TAXES.......................................................................................9
   2.06   INCREASED COSTS.........................................................................................9
   2.07   BANK AS FOREIGN PERSON.................................................................................10
   2.08   BANK'S OBLIGATION FOR TAXES............................................................................11
   2.09   CHANGE OF LENDING OFFICE...............................................................................12

ARTICLE III - REVOLVING CREDIT LOANS TO THE COMPANY..............................................................13

   3.01   ADVANCES TO THE COMPANY................................................................................13
   3.02   DISPOSITION OF FUNDS AND AMOUNT PAYABLE IN THE EVENT OF REFINANCING....................................16
   3.03   FUNDING LOSSES.........................................................................................16
   3.04   CONDITIONS TO THE INITIAL BORROWING....................................................................17
   3.05   CONDITIONS TO ALL ADVANCES.............................................................................17

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................18

   4.01   EXISTENCE AND RIGHTS...................................................................................18
   4.02   AGREEMENT AND NOTE.....................................................................................18
   4.03   NO CONFLICT............................................................................................19
   4.04   LITIGATION.............................................................................................19
   4.05   FINANCIAL CONDITION....................................................................................19
   4.06   TITLE TO ASSETS........................................................................................19
   4.07   TRADEMARKS, PATENTS....................................................................................20
   4.08   MARGIN SECURITIES......................................................................................20
   4.09   ERISA..................................................................................................20
   4.10   INVESTMENT COMPANY ACT.................................................................................20
   4.11   LABOR MATTERS..........................................................................................20
   4.12   ENVIRONMENTAL LAWS.....................................................................................20
   4.13   OTHER BANK AGREEMENTS..................................................................................20

ARTICLE V - AFFIRMATIVE COVENANTS................................................................................21

   5.01   CORPORATE RIGHTS AND FRANCHISES........................................................................21
   5.02   INSURANCE..............................................................................................21
   5.03   TAXES AND OTHER LIABILITIES............................................................................21
   5.04   RECORDS................................................................................................21
   5.05   REPORTS BY THE COMPANY.................................................................................21
   5.06   AMENDMENTS.............................................................................................23

ARTICLE VI - NEGATIVE COVENANT'S.................................................................................24

   6.01   LIENS AND ENCUMBRANCES.................................................................................24
   6.02   SALES OF ASSETS OR BUSINESS............................................................................26
   6.03   LIQUIDATION,  DISSOLUTION, CONSOLIDATION OR MERGER.....................................................26


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
ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES.....................................................................27

   7.01   FAILURE TO PAY NOTE, BREACH OF CERTAIN COVENANTS.......................................................27
   7.02   BREACH OF REMAINING COVENANTS..........................................................................27
   7.04   OTHER OBLIGATIONS......................................................................................27
   7.05   INSOLVENCY; RECEIVER...................................................................................28
   7.06   JUDGMENTS; ATTACHMENTS.................................................................................28
   7.07   ERISA..................................................................................................28
   7.08   REMEDIES...............................................................................................29

ARTICLE VIII -  MISCELLANEOUS....................................................................................29

   8.01   SURVIVAL...............................................................................................29
   8.02   FAILURE OR INDULGENCE NOT WAIVER.......................................................................29
   8.03   NOTICES................................................................................................29
   8.04   APPLICABLE LAW.........................................................................................29
   8.05   INTEREST LIMITATION....................................................................................30
   8.06   ASSIGNMENT.............................................................................................30
   8.07   COMPUTATION OF INTEREST RATES AND FEES: TIME OF PAYMENT................................................31
   8.08   EXPENSES; INDEMNITY BY THE COMPANY.....................................................................31
   8.09   MODIFICATIONS AND AMENDMENTS...........................................................................31
   8.10   RESTRICTION ON TRANSFERS...............................................................................31
   8.11   TABLE OF CONTENTS; HEADINGS............................................................................33
   8.12   ARTICLES; SECTIONS.....................................................................................33
   8.13   COUNTERPARTS...........................................................................................33
   8.14   SURVIVAL OF AGREEMENTS.................................................................................33
   8.15   SEVERABILITY...........................................................................................33
   8.16   CONFIDENTIALITY........................................................................................33
   8.17   CONSEQUENTIAL DAMAGES..................................................................................34
   8.18   FINAL AGREEMENT........................................................................................34

EXHIBIT A  FORM OF COMPANY NOTE...................................................................................1

EXHIBIT B  BANK AND OTHER BANKS...................................................................................1

EXHIBIT C  COMPANY REQUEST FOR ADVANCE............................................................................1

EXHIBIT D FORM OF OPINION OF COMPANY COUNSEL......................................................................1

                            BAKER HUGHES INCORPORATED
                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of October 1, 1998, is hereby made and entered into by and between BAKER HUGHES INCORPORATED, a Delaware corporation (the "Company") and the bank listed on the signature pages to this Credit Agreement (the "Bank"), on the following terms and conditions:


                                    ARTICLE I
                          DEFINITIONS & INTERPRETATION

                  1.01 For the purposes of this Agreement, unless the context otherwise requires:

                  "Advance(s)" means any or all of the Eurodollar Advances and Reference Rate Advances made to the Company by the Bank pursuant to
         Section 3.01.

                  "Agreement" means this Credit Agreement as originally executed or, if later amended or supplemented, then as so amended or supplemented.

                  "Business Day" means any day (other than a day which is Saturday, Sunday or a legal holiday in London, England, the State of Texas, the State of New York, or the State within the U.S., if any, where the Bank maintains its corporate headquarters) on which commercial banks are open for domestic and international business in London, England, Houston, Texas, New York, New York, and the city within the U.S., if any, where the Bank maintains its corporate headquarters; provided, that when used in connection with a Eurodollar Advance, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Commitment" means the Bank's commitment to lend an aggregate amount not to exceed the Commitment Limit at any time outstanding pursuant to Section 2.01 as that commitment may be reduced or terminated pursuant to Section 2.02, 2.03 or 3.01(i) or Article VII.

                  "Commitment Limit" means the dollar amount listed as the Commitment Limit on the signature page to this Agreement as that dollar amount may be reduced or terminated pursuant to Section 2.02, 2.03 or 3.01(i) or Article VII.

                  "Control Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section
         414(b) or 414(c) of the Internal Revenue Code of 1986, as from time to time amended.

                  "Default Rate" means a rate per annum equal to the sum of 1% plus the Reference Rate (changing when and as the Reference Rate changes).

                  "Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made in Dollars under this Agreement mean funds that are for same day settlement in immediately available funds through the Federal Reserve wire transfer system (or such other United States dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars).

                  "Effective Date" means the date of this Agreement first written above.

                  "Encumbrance" means any mortgage, deed of trust, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance, but excluding any right of off-set or off-set that arises by operation of law or which may be granted to a lender in connection with credit facilities for the Company or any of its Subsidiaries, and further excluding any encumbrance that arises by reason of any restraining order, injunction or similar impediment or restriction that affects the transfer of any assets.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                  "Eurodollar Advance(s)" means loans made by the Bank to the Company under Section 3.01 that bear interest at the Eurodollar Rate.

                  "Eurodollar Rate" means, in respect of each Interest Period of each Eurodollar Advance, a rate per annum, equal to LIBOR plus the LIBOR Margin; provided, that if the Bank incurs a reserve requirement (as set forth below in the definition of Eurodollar Reserve Percentage) on any day of any Interest Period and the Bank notifies the Company within 30 days after incurring the reserve requirement that it has incurred same, then "Eurodollar Rate" means, in respect of the portion of the Interest Period of the Eurodollar Advance in which the reserve requirement is in effect, a rate per annum equal to the sum of LIBOR Margin plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/16 of 1%) by dividing (i) LIBOR by (ii) 1.00 minus the Eurodollar Reserve Percentage in effect during the portion of the Interest Period.

                  "Eurodollar Reserve Percentage" means for any day that a Eurodollar Advance is outstanding, that percentage (expressed as a decimal) which is in effect on the day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for the Bank in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of the Bank to United States residents).

                  "Exclusion Request" shall have the meaning attributed thereto in Section 3.01(h)(i).

                  "Extended Termination Date" shall have the meaning attributed thereto in Section 3.01(i).

                  "Extension Request" shall have the meaning attributed thereto in Section 3.01(h)(i).

                  "Event of Default" shall have the meaning attributed thereto in Article VII.

                  "Facility Fee" means the fee payable to the Bank pursuant to
         Section 2.04.

                  "Facility Fee Rate" means the rate per annum that shall be used to calculate the Facility Fee and is equal to

                           (a) 5.5/100 of 1% if the Company has a senior
                  unsecured credit rating by Standard and Poors of better than BBB+ or a senior unsecured credit rating by Moody's Investor Services of better than Baal;

                           (b) 8/100 of 1% if the Company has a senior unsecured
                  credit rating by Standard and Poors between BBB+ and BBB-, inclusive, or a senior unsecured credit rating by Moody's Investor Services between Baa1 and Baa3, inclusive; or

                           (c) 16/100 of 1% if the Company has a senior
                  unsecured credit rating by Standard and Poors of less than BBB-, or a senior unsecured credit rating by Moody's Investor Services of less than Baa3;

         provided, that, in each case, the higher (better) senior unsecured credit rating (Standard and Poors or Moody's Investor Services) shall always be applied to determine the Facility Fee Rate, and if Standard and Poors (or Moody's Investor Services) changes its rating designations, then the new equivalent Standard and Poors (or Moody's Investor Services) credit ratings shall be applied.

                  "GAAP" means those generally accepted accounting principles that are in effect on the date of determination and are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

                  "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, guideline, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing that relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal parish, provincial or other government or any department, commission, board, court, agency or any other instrumentality of any of them.

                  "Initial Termination Date" shall have the meaning attributed thereto in Section 3.01(i).

                  "Interest Period" means

                           (a) in respect of each Eurodollar Advance made to the
                  Company, the period commencing on the date of the Eurodollar Advance and ending one, three or six months thereafter (as designated by the Company pursuant to Section 3.01(a)) or such other time period as may be mutually agreed upon by the Bank and the Company, and

                           (b) in respect of each Reference Rate Advance made to
                  the Company, the period commencing on the date of the Reference Rate Advance and ending one, three or six months thereafter (as designated by the Company pursuant to Section 3.01(a)) or such other time period as may be mutually agreed upon by the Bank and the Company; provided, that in each case:

                                    (i) any Interest Period that would otherwise
                           end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless by the extension it would fall in another calendar month, in which case the Interest Period shall end on the next preceding Business Day;

                                    (ii) any Interest Period that begins on a
                           day for which there is no numerically corresponding day in the calendar month during which the Interest Period is to end shall, subject to the provisions of clause (i) of this definition, end on the last day of the calendar month;

                                    (iii) no Interest Period shall extend beyond
                           the Termination Date; and

                                    (iv) no more than ten different Interest
                           Periods may be outstanding at any one time.

                  "Lenders" means, collectively, the banks that are parties to one of the Other Credit Agreements.

                  "Lending Office" means the office or offices of the Bank specified as its Domestic Lending Office or Eurodollar Lending Office, as the case may be, below, its name on the signature page hereof or such other office or offices of the Bank as the Bank may from time to time specify in writing to the Company, or, if the Bank fails to so notify the Company, the Bank's Domestic Lending Office listed below its name on the signature page hereof.

                  "LIBOR" means, in respect of each Interest Period of each Eurodollar Advance, the rate per annum, quoted by the Bank at which deposits in Dollars, in amounts comparable to the amount of the subject Eurodollar Advance and with maturities comparable to the Interest Period, are offered to the principal office of the Bank in London, England (or if the Bank does not have an office in London, England, the rate at which the deposits are offered to the principal offices of major banks in London, England) by major banks in the interbank market at 11:00 a.m. London time two Business Days prior to the first day of the Interest Period (rounded upward, if necessary, to the next higher 1/16 of 1%).

                  "LIBOR Margin" means the rate per annum which shall added to determine the Eurodollar Rate and is equal to

                           (a) .165% if the Company has a senior unsecured
                  credit rating by Standard and Poors of better than BBB+ or a senior unsecured credit rating by Moody's Investor Services of better than Baa1;

                           (b) .27% if the Company has a senior unsecured credit
                  rating by Standard and Poors between BBB+ and BBB-, inclusive, or a senior unsecured credit rating by Moody's Investor Services between Baa1 and Baa3, inclusive; or

                           (c) .44% if the Company has a senior unsecured credit
                  rating by Standard and Poors of less than BBB- or a senior unsecured credit rating by Moody's Investor Services of less than Baa3;

         provided, that, in each case, the higher (better) senior unsecured credit rating (Standard and Poors or Moody's Investor Services) shall always be applied to determine the LIBOR Margin, and if Standard and Poors (or Moody's Investor Services) changes its rating designations, then the new equivalent Standard and Poors ( or Moody's Investor Services) credit ratings shall be applied.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the financial condition and operations of the Company and its Subsidiaries on a consolidated basis or (b) the validity or enforceability of this Agreement or the Note.

                  "Mortgage" means any Encumbrance, excluding Permitted Encumbrances.

                  "Note" means the note substantially in the form of Exhibit A issued by the Company pursuant to Section 3.01.

                  "Other Bank(s)" means, collectively, the banks set forth on Exhibit B, other than the Bank.

                  "Other Bank Agreement(s)" shall have the meaning attributed thereto in Section 4.13.

                  "Other Credit Agreements" means, collectively, the Credit Agreements between the Company and each bank named as a party thereto, dated as of the Effective Date or April 2, 1998, and as amended (if applicable), providing for revolving loans to be made available to the Company in an aggregate principal amount not to exceed at any one time outstanding $750,000,000.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor established under ERISA.

                  "Permitted Encumbrance" shall have the meaning attributed thereto in Section 6.01.

                  "Person" means an individual corporation, partnership, joint venture, trust, unincorporated organization, association, joint stock company, government or any agency or political subdivision thereof or any other entity.

                  "Plan" means each employee benefit plan or other plan maintained by the Company or any member of the Control Group for employees of the Company or any member of the Control Group and covered by Title IV of ERISA or subject to the minimum funding standards under
         Section 412 of the Internal Revenue Code of 1986, as from time to time amended.

                  "Reference Rate" means the varying rate of interest per annum equal to the rate of interest per annum publicly announced from time to time by Citibank, NA, New York, New York, or its successor, as its "Base Rate" of interest, changing as and when a change in such rate occurs; provided, that if the rate ceases or fails to be published, the Reference Rate shall be equal to the "Prime Rate" published in the Wall Street Journal in the Money Rates Column, as it may change from time to time.

                  "Reference Rate Advance(s)" means loans made by the Bank to the Company under Section 3.01 that bear interest at the Reference Rate.

                  "Reportable Event" means any event described in Section 4043 of ERISA, but excluding Sections 4043(b)(2) and 4043(b)(3) thereof.

                  "Response Date" shall have the meaning attributed thereto in
         Section 3.01(h)(i).

                  "Stockholders' Equity" means the excess of assets over liabilities, in each case of the Company and its Subsidiaries on a consolidated basis, as determined and computed in accordance with GAAP.

                  "Subsidiary" means, a corporation of which the Company or one or more of its other subsidiaries of any tier own, directly or indirectly, such number of outstanding shares as have the power (disregarding any voting power, solely by reason of the happening of any default, of shares of any class) to elect a majority of the Board of Directors of such corporation.

                  "Taxes" means all present and future taxes, levies, imposts, duties, fees, assessments, or charges of whatever nature (excluding income and similar taxes) now or hereafter imposed by any governmental authority, or any political subdivision or taxing authority thereof together with interest thereon and penalties in respect thereof.

                  "Term Advances" shall have the meaning attributed thereto in
         Section 3.01(i).

                  "Term Conversion Notice" shall have the meaning attributed thereto in Section 3.01(i).

                  "Termination Date" means September 30, 1999, or such later date to which the Termination Date may be extended pursuant to Section 3.01(h) or 3.01(i).

         1.02 Number. Singular terms used in this Agreement shall include the plural, and vice versa.


                                   ARTICLE II
                                 LOAN COMMITMENT


         2.01 Commitment to Lend. The Bank agrees, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in Article IV, to make Eurodollar Advances and Reference Rate Advances to the Company, from time to time, from the Effective Date to but excluding the Termination Date, at such times and in such amounts as the Company shall request in accordance with Section 3.01, in an aggregate principal amount not to exceed at any one time outstanding the Commitment Limit.

         2.02 Change of Law. Notwithstanding any other provision herein, if any change in any applicable Governmental Requirement or in the interpretation or administration thereof shall make it unlawful or impossible for the Bank to

                  (a) honor its Commitment under Section 2.01, then the obligation of the Bank to make Advances to the Company under Section
         2.01 and the obligation of the Company to pay the Facility Fee for the period of time subsequent thereto shall terminate, or

                  (b) maintain its Advances, then the aggregate principal amount of the Bank's Advances that are then outstanding and cannot be lawfully maintained, together with interest accrued and unpaid thereon and all other amounts payable hereunder to the Bank in respect thereof shall be paid, all as provided below in this Section 2.02.

Upon the occurrence of any change making it unlawful for the Bank to honor its Commitment under Section 2.01 or maintain its Advances as aforesaid, the Bank shall immediately notify an officer of the Company thereof by telephone (which shall be confirmed by written notice in accordance with Section 8.03, and shall furnish to the Company written evidence of the change. Any payment of the principal amount of the Bank's Advances that is required under this Section 2.02 shall be made, together with accrued and unpaid interest and all other amounts payable hereunder to the Bank in respect thereof on the earlier of

                  (i) the last day of the respective Interest Periods applicable to the Advances or

                  (ii) such earlier date or dates required by any such Governmental Requirement or any such interpretation or administration thereof, provided, that the Company has been notified of the earlier date or dates.

         2.03 Termination and Reduction of Commitment. The Company may, upon at least five Business Days' prior written notice given by the Company to the Bank, and upon payment of the Facility Fee accrued through the date of such termination or reduction, at any time wholly terminate or from time to time permanently reduce the unused portion of the Commitment and the Commitment Limit; provided, that any such partial reduction of the Commitment and the Commitment Limit must be in the amount of $1,000,000 or an integral multiple thereof.

         2.04     Facility and Origination Fees.

                  (a) Facility Fee. The Company agrees to pay the Bank a Facility Fee, in Dollars, equal to the Facility Fee Rate multiplied by the daily average amount of the Commitment Limit, used and unused, as it may exist for the period from and including the Effective Date, to but not including the Termination Date (or such earlier date as the Bank's obligation to honor its Commitment shall have terminated pursuant to Sections 2.02, 2.03 or 7.08). The applicable Facility Fee Rate shall be determined as of, and the accrued Facility Fee shall be paid to the Bank on,

                           (i) the last Business Day of each March, June,
                  September and December, commencing with the first of those dates which follows the Effective Date, and

                           (ii) the date of any early termination of the
                  Commitment pursuant to Sections 2.02, 2.03 or 2.08.

                  (b) Origination Fee. The Company agrees to pay the Bank a one-time origination fee, in Dollars, equal to .02% of the Commitment Limit, payable within 15 days of the Effective Date of this Agreement.

         2.05 Withholding Taxes. Subject to Sections 2.07 and 2.08, if at any time any applicable law, regulation or regulatory requirement or any governmental authority, monetary agency or central bank enacted after the Effective Date requires the Company to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of the Bank, the sum due from the Company in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made, and the Company shall indemnify the Bank against any losses or costs incurred by the Bank by reason of any failure of the Company to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment, except to the extent the same arise by reason of a transfer, sale, or assignment of the Note. The Company shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid. If the Bank should, in connection with any payment made by the Company pursuant to this Section 2.05, receive any offsetting tax credit or obtain any similar tax benefit which may reasonably be applied to the benefit of the Company, the Bank will in a timely manner reimburse the Company an amount equal to the amount of such credit or benefit after deducting any expenses reasonably and properly attributable thereto. The Bank agrees to use its reasonable efforts to obtain any such tax credit or similar tax benefit. If any such tax credit or benefit, the amount of which has been reimbursed to the Company, is subsequently disallowed in whole or in part by the appropriate taxation authorities, the Company agrees to repay on demand to the Bank the amount of credit or benefit so reimbursed to the Company and subsequently disallowed.

         2.06 Increased Costs. Without duplication of any amounts otherwise payable under this Agreement, the Company agrees to reimburse the Bank, within ten days after receipt of written notice from the Bank, for any increase in its cost or decrease in its effective rate of return incurred after the Effective Date hereof (which shall include, but not be limited to, taxes (other than income or similar taxes), fees, charges or reserves) directly or indirectly resulting from the making of any Advances to the Company or maintaining of its Commitment, and arising as a result of:

                  (a) any change after the Effective Date in any Governmental Requirement or the interpretation thereof by any governmental authority, court, bureau or agency charged with the administration or interpretation thereof (whether or not having the force of law); or

                  (b) any capital or similar requirements imposed on the Bank or any corporation controlling the Bank against assets or liabilities (or against any class thereof or any required change in the amount thereof) of, or commitments or extensions of credit by, the Bank (including, without limitation, the Bank's obligation to make Advances hereunder);

except to the extent the same arise by reason of a transfer, sale or assignment of the Note. Such reimbursement shall be made to the Bank within ten days after the receipt by the Company of notice from the Bank setting forth the nature and amount of such loss, decrease in its effective rate of return, or expense and an explanation as to how such amounts were calculated by the Bank, said notice to be conclusive and binding in the absence of manifest error. The Company will pay all amounts required pursuant to this Section 2.06 to the Bank in immediately available funds.

         2.07 Bank as Foreign Person. If the Bank is a foreign Person (i.e., a Person other than a United States Person for United States federal income tax purposes), then the Bank hereby agrees that:

                  (a) it shall on or prior to the Effective Date deliver to the Company one original of the following:

                           (i) if any Lending Office is located in the United
                  States of America, accurate and complete signed copies of IRS Form 4224 or any successor thereto ("Form 4224") and IRS Form W-9 or any successor thereto ("Form W-9"); or

                           (ii) if any Lending Office is located outside the
                  United States of America, accurate and complete signed copies of IRS Form 1001 or any successor thereto ("Form 1001") and IRS Form W-8 or any successor thereto ("Form W-8");

         in each case, indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of the Lending Office or Lending Offices under this Agreement free from withholding of United States Federal income tax;

                  (b) if at any time the Bank changes its Lending Office or Lending Offices or selects an additional Lending Office, it shall at the same time, but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Company one original, in replacement for the forms previously delivered by it hereunder:

                           (i) if such changed or additional Lending Office is
                  located in the United States of America, accurate and complete signed originals of Form 4224 and Form W-9; or

                           (ii) otherwise, accurate and complete signed
                  originals of Form 1001 and Form W-8;

         in each case, indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States federal income tax;

                  (c) it shall, upon the occurrence of any event (including the passing of time, but excluding any event mentioned in Section 2.07(b)) requiring a change in the most recent Form 4224, Form W-9, Form 1001 or Form W-8 previously delivered by the Bank, deliver to the Company one original accurate and complete signed copies of Form 4224, Form W-9, Form 1001 or Form W-8 in replacement for the forms previously delivered by the Bank;

                  (d) it shall promptly upon the request of the Company, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish the Bank's tax status for withholding purposes;

                  (e) if the Company claims exemption from withholding tax under a United States tax treaty by providing a Form 1001 and the Bank sells or grants a participation of all or part of its rights under this Agreement, it shall notify the Company of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Company shall treat the Bank's Form 1001 as no longer applicable for purposes of this Section 2.07. If the Bank is claiming exemption from United States withholding tax by filing Form 4224 with the Company, and sells or grants a participation in its rights under this Agreement, the Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code; and

                  (f) if the IRS or any authority of the United States of America or other jurisdiction asserts a claim that the Company did not properly withhold tax from amounts paid to or for the account of the Bank (because the appropriate form was not delivered, was not properly executed, or because the Bank failed to notify the Company of a change in circumstances that rendered the exemption from withholding tax ineffective), the Bank shall indemnify the Company fully for all amounts paid, directly or indirectly, by the Company, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable by the Company under Sections 2.05 and 2.06 together with all costs, expenses and reasonable attorneys' fees (including the allocated cost of in-house counsel).

Without limiting or restricting the Bank's right to increased amounts under Sections 2.05 and 2.06 from the Company upon satisfaction of the Bank's obligations under the provisions of this Section 2.07, if the Bank is a foreign Person and is entitled to a reduction in the applicable withholding tax, the Company may withhold from any interest to the Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 2.07(a) are not delivered to the Company, then the Company may withhold from any interest payment to the Bank an amount equivalent to the applicable withholding tax. In addition, the Company may also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 or Form 1001.

         2.08 Bank's Obligation for Taxes. Notwithstanding anything to the contrary contained herein, the Company shall not be required to pay any additional amounts in respect of United States federal income tax pursuant to Sections 2.05 or 2.06 to the Bank for the account of any Lending Office of the
Bank:

                  (a) if the obligation to pay such additional amounts would not have arisen but for a failure by the Bank to comply with its obligations under Section 2.07 in respect of such Lending Office;

                  (b) if the Bank shall have delivered to the Company a Form 4224 and a Form W-9 in respect of such Lending Office pursuant to Sections 2.07(a)(i), 2.07(b)(i) or 2.07(c) and the Bank shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 and Form W-9; or

                  (c) if the Bank shall have delivered to the Company a Form 1001 and a Form W-8 in respect of such Lending Office pursuant to Sections 2.07(a)(ii), 2.07(b)(ii), or 2.07(c) and the Bank shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 and Form W-8;

then, any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses) which are not required to be paid by the Company pursuant to Sections 2.05 and 2.06 shall be paid by the Bank, and the Bank agrees to indemnify and hold the Company harmless from the same.

         2.09 Change of Lending Office. The Bank agrees that upon the occurrence of any event giving rise to the payment of taxes or withholding pursuant to Sections 2.05 or 2.06, it will if so requested by the Company, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office for any Advances affected by such event with the object of avoiding the consequence of the event giving rise to the payment of taxes or withholding pursuant to those Sections; provided, that such designation would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. Nothing in this Section 2.09 shall affect or postpone any of the obligations of the Company or the right of the Bank provided in Sections 2.05 or 2.06.

                                   ARTICLE III
                      REVOLVING CREDIT LOANS TO THE COMPANY

         3.01 Advances to the Company. Subject to the terms and conditions of this Agreement, the Company may from time to time borrow under this Section 3.01, pay pursuant to this Section 3.01 and reborrow under this Section 3.01. Each Advance made to the Company and payment thereof shall be in Dollars in an aggregate principal amount of not less than $1,000,000. All Advances to the Company shall be subject to the provisions of Section 3.01(a) through 3.01(i).

                  (a) Manner of Borrowing. The Company shall give the Bank, not later than 10:00 A.M. (Houston, Texas time) three Business Days prior to the drawdown date in the case of a Eurodollar Advance and not later than 10:00 A.M. (Houston, Texas time) on the drawdown date in the case of a Reference Rate Advance, irrevocable notice (effective upon receipt), substantially in the form of Exhibit C, of each requested Advance to be made to the Company specifically

                           (i) the amount of the requested Advance,

                           (ii) the drawdown date of the requested Advance
                  (which shall be a Business Day),

                           (iii) whether the Advance is to be comprised of
                  Eurodollar Advances or Reference Rate Advances, and

                           (iv) the term of the Interest Period for the Advance,
                  provided that if the Company fails to specify the duration of the term, the Interest Period for such Advance shall be three months.

         If the Advance will be a Eurodollar Advance, the Bank shall notify the Company of the Eurodollar Rate by no later than 11:00 A.M. (Houston, Texas time) one Business Day prior to the drawdown date specified for the Advance. If the Advance will be a Reference Rate Advance, the Bank shall notify the Company of the Reference Rate by not later than 11:30 A.M. (Houston, Texas time) on the drawdown date specified for the Advance.

                  (b) Manner of Making Funds Available. The Bank, not later than 12:00 noon Houston, Texas time, on the drawdown date specified for the Advance, shall make the Advance available to the Company by transferring in immediately available funds the amount of the Advance to Chase Bank of Texas, National Association, 707 Travis Street, Houston, Texas 77252-8086, ABA #113000609 for credit to the Company's account #00100139733 or to such other bank or account as the Company shall designate to the Bank in writing.

                  (c) Payment of Principal. The Company hereby promises to pay to the Bank the principal of each Advance made to the Company on the last day of the Interest Period applicable to the Advance. The Company shall have the right, at any time and from time to time, to prepay, in whole or in part, any Advance by giving Bank not less than

                           (i) three Business Days prior written notice in the
                  case of a prepayment of a Eurodollar Advance; and

                           (ii) one Business Day prior written notice in the
                  case of a Reference Rate Advance;

         together with accrued interest to the date of the prepayment on the principal amount prepaid; provided, that each partial prepayment of principal shall be in an integral multiple of $1,000,000 and further provided that the Company shall. be required to pay reasonable costs and losses incurred by the Bank as a result of the Company prepaying any Eurodollar Advance, pursuant to Section 3.03.

                  (d) Payment of Interest. The Company hereby promises to the Bank accrued but unpaid interest on the principal amount of each Advance made to the Company, from the date of the Advance until the principal amount of the Advance shall be paid in full

                           (i) at the Eurodollar Rate for Eurodollar Advances;
                  and

                           (ii) at the Reference Rate for Reference Rate
                  Advances;

         payable on the last day of the Interest Period applicable to the Advance and, if the Interest Period is longer than six months, also on each six-month anniversary of the making of the Advance; provided, that any amount of such principal and, to the extent permitted by law, any interest thereon which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until the amount is paid in full, payable on demand, at the Default Rate.

                  (e) Currency of Payment. All payments of principal of, and interest on, Advances shall be made in Dollars.

                  (f) Note. All Advances that the Bank makes to the Company shall be evidenced by a Note substantially in the form attached hereto as Exhibit A with appropriate insertions, payable to the order of the Bank, dated the Effective Date, maturing on the Termination Date and bearing interest from the Effective Date on the unpaid principal amount thereof from time to time outstanding at the rates provided for in this Agreement. The Bank shall record and endorse on the Note all transactions in the space provided thereon, which recordation and endorsement, absent manifest error, shall be prima facie evidence of Advances made to the Company and payments thereon; provided, that the Bank's failure to make recordation and endorsement shall not limit or otherwise affect the obligations of the Company hereunder or under the Note and payments of principal of, and interest on, the Note by the Company shall not be affected by the failure to make any such recordation and endorsement thereof on the Note. Although the Note shall be dated the Effective Date, interest in respect thereof shall be payable only for the periods during which the Advances evidenced thereby are outstanding and then only with respect to those Advances.

                  (g) Available London Interbank Rate. Notwithstanding anything herein to the contrary, if with respect to any proposed Eurodollar Advance to the Company, the Bank determines that

                           (i) for any reason whatsoever the rates for the
                  offering of Dollars for deposit in the London interbank market in immediately available funds in an amount and for a period comparable to the scheduled maturity of the Eurodollar Advance are not being offered to the Bank in the London interbank market or

                           (ii) the rates offered for purposes of computing the
                  rate of interest on the requested Eurodollar Advance do not accurately reflect the cost to the Bank of making the Eurodollar Advance,

         then the Bank shall notify an officer of the Company immediately by telephone (which shall be promptly confirmed by written notice in accordance with Section 8.03) and so long as the failure to offer those rates continue or the rates fail to accurately reflect costs to the Bank, the Bank shall be under no obligation to make the Eurodollar Advance under this Agreement; provided, that the Company shall have the option to elect to have the Advance changed to a Reference Rate Advance by giving the Bank notice at any time prior to 11:00 a.m. (Houston, Texas time) on the date of the proposed Advance.

                  (h) Optional Extension of Termination Date. The Company may, from time to time, request that the Bank extend the Termination Date as follows:

                            (i) The Company may, upon notice (by telephone
                   (confirmed in writing promptly thereafter) or telecopy) received by the Bank not earlier than 60 days and not later than 50 days prior to the Termination Date as in effect on the date of each such notice, request (each, an "Extension Request") that the Bank extend such Termination Date for an additional 364 days from such Termination Date. The Bank may, at its option, accept or reject such Extension Request by giving written notice to the Company delivered no earlier than 30 days prior to (but no later than 20 days prior to) such Termination Date (the "Response Date"). If the Bank shall fail to give such notice to the Company by the Response Date, the Bank shall be deemed to have rejected the requested extension. If the Bank consents to the Extension Request by the Response Date, the Termination Date hereunder shall be automatically extended to the date which is the 364th day after the Termination Date as in effect on the date of such Extension Request.

                           (ii) The Company acknowledges that (a) the Bank has
                  not made any representations to the Company regarding its intent to agree to any extension of the Termination Date and
                  (b) except as set forth in Section 3.01(i), the Bank shall not have any obligation to extend the Termination Date.

                  (i) Notwithstanding anything herein to the contrary, if the Bank shall reject an Extension Request pursuant to Section 3.01(h)(i), then (unless an Event of Default shall have occurred and be continuing), the Company may, at its option, elect to extend the Termination Date as in effect on the date of such Extension Request (the "Initial Termination Date") to the date that is one year after the Initial Termination Date (the "Extended Termination Date") by delivering notice of such extension (a "Term Conversion Notice") to the Bank not later than 15 days prior to the Initial Termination Date. If a Term Conversion Notice shall be delivered in accordance with this
         Section 3.01(i), then (i) the Termination Date shall be automatically extended to the Extended Termination Date, (ii) effective as of the Initial Termination Date, the principal amount of all Advances outstanding on the Initial Termination Date shall be converted into, and shall remain outstanding as, term advances (the "Term Advances", which term shall be deemed to include any Advances made hereunder on or after the Initial Termination Date to repay all or any portion of the principal of any other Term Advance), (iii) effective as of the Initial Termination Date, the Commitment and the Commitment Limit shall be automatically and permanently reduced to an amount equal to the aggregate principal amount of all Term Advances outstanding on the Initial Termination Date and (iv) any payment or prepayment of the principal amount of any Term Advance following the Initial Termination Date, other than payments or prepayments made with the proceeds of one or more additional Term Advances pursuant to Section 3.02(a), shall automatically and permanently reduce the Commitment and the Commitment Limit by an amount equal to the amount of such payment or prepayment. The Term Advances shall continue to constitute Advances for all purposes of this Agreement.

         3.02 Disposition of Funds and Amount Payable in the Event of Refinancing. If the Bank makes a new Advance to the Company hereunder on a day on which the Company is to pay all or any part of an outstanding Advance,

                  (a) the Bank shall apply the proceeds of the new Advance to make the payment;

                  (b) the Bank shall make available to the Company as provided in Section 3.01(b) only an amount equal to the excess, if any, of the amount the Company borrows over the amount the Bank applies to make the payment; and

                   (c) the Company shall pay the Bank on that day an amount equal to only the excess, if any, of the amount payable by the Company to the Bank on that day over the amount the Bank applies to make the payment.

         3.03 Funding Losses. The Company shall pay to the Bank upon written request (which request shall set forth in reasonable detail the basis for the request), an amount that shall be sufficient (in the reasonable opinion of the Bank) to reasonably compensate the Bank for any loss or expense (other than the loss of margin) incurred by the Bank as a result of:

                  (a) any Company prepayment of any Eurodollar Advance made to the Company on a date other than the last day of the Interest Period applicable thereto (except payments made in accordance with Section 2.02), or

                  (b) any Company failure to borrow an Advance on the date scheduled for the borrowing pursuant to Section 3.01 except a failure to borrow a requested Eurodollar Advance following the occurrence of one of the events set forth in Section 3.0l(g) whether because of any Event of Default by the Company or otherwise.

         3.04 Conditions to the Initial Borrowing. The Bank's obligation to make its initial Advance to the Company is subject to the conditions precedent that the Bank shall have received:

                  (a) Note. In the case of the initial Advance to the Company, the Note drawn to the order of the Bank complying with the provisions of Section 3.01.

                  (b) Authorized Signatories of the Company. A certificate of the Secretary or an Assistant Secretary of the Company that shall certify the names of the officers of the Company authorized to sign this Agreement, the Note and any other document related to this Agreement, together with the true specimen signatures of those officers. The Bank may conclusively rely upon that certificate unless it receives written evidence to the contrary.

                  (c) Evidence of Corporate Action of the Company. Certified copies of the requisite corporate action that the Company takes to authorize this Agreement, the Note and the borrowings by the Company hereunder, and such other papers as the Bank shall reasonably require.

                  (d) Opinion of Company. Opinion of the General Counsel or Deputy General Counsel of the Company in substantially the form set forth in Exhibit D.

                  (e) Certificate of the Company. A certificate dated the date of the Advance and signed by an authorized executive or financial officer of the Company stating that the representations and warranties of the Company contained in Article IV are true and correct as of the date thereof and that no Event of Default, or event which with the giving of notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing.

         3.05 Conditions To All Advances. The Bank's obligation to make each Advance to the Company is subject to the conditions precedent that on the date of the Advance:

                  (a) Notice. The Bank shall have received the applicable notice that Section 3.01 requires.

                  (b) Compliance with Agreement. The Company shall have complied, and shall then be in compliance with, all the terms, covenants and conditions of this Agreement that are binding upon it.

                  (c) No Default. There shall exist or result from the Advance no Event of Default and no event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  (d) Accuracy of Representations and Warranties. The Company's representations and warranties in Article IV shall be true with the same effect as though the representations and warranties had been made at the time of the Advance. In the case of each Advance to the Company hereunder, each Company notice or request to the Bank to make each borrowing shall be deemed to be a representation and warranty to the foregoing effects in this Section 3.05(d).


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         4.01 Existence and Rights.  The Company

                  (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware,

                  (b) has all necessary corporate power to own its properties and to carry on its businesses as now conducted and

                  (c) is duly qualified and in good standing (to the extent those concepts are applicable) in each United States jurisdiction that requires qualification and in which the character of the properties owned by it or the conduct of its business therein makes the qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

The Company has all necessary corporate power and authority to make and carry out this Agreement and to issue and deliver and perform the Note as herein provided.

         4.02 Agreement and Note. The Company's execution, delivery and performance of this Agreement and the Note have been duly authorized by all necessary corporate action and do not require the consent or approval of any governmental body or other regulatory authority, are not in contravention of or in conflict with any law or regulation applicable to the Company or any term or provision of the charter or bylaws of the Company. This Agreement is, and the Note when delivered for value received will be, the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be

                  (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws from time to time in effect and judicial decisions relating to or affecting the enforceability of creditors' rights and debtor's obligations generally, and

                  (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.03 No Conflict. The Company's execution, delivery and performance of this Agreement and the Note are not in contravention of, or in conflict with, any material agreement, indenture, undertaking or Governmental Requirement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is subject, and do not cause any Mortgage to be created or imposed upon any such property, except pursuant to the terms of this Agreement.

         4.04 Litigation. There are no proceedings pending or, so far as the officers of the Company know, threatened before any court, administrative agency or arbitration panel that, in the reasonable opinion of the officers of the Company, are expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in material default with respect to any order, writ, injunction or decree of any court or other governmental or regulatory authority which, in the opinion of the officers of the Company, is expected to have a Material Adverse Effect.

         4.05 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997 and the related consolidated statement of income for the fiscal year then ended, covered by the opinion of Deloitte & Touche L.L.P., and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 and the related unaudited consolidated statement of income for the quarter then ended, in both cases as heretofore delivered to the Bank, present fairly the financial position of the Company and its consolidated Subsidiaries as of the respective dates of those balance sheets and the results of their operations for the respective periods then ended and have been prepared in accordance with GAAP; provided, that the balance sheet as of June 30, 1998 and the statement of income for the quarter then ended are subject to normal year-end adjustments and lack footnotes and other presentation items. There were no material liabilities, direct or indirect, fixed or contingent, of the Company or any of its consolidated Subsidiaries as of the date of the June 30, 1998 balance sheet that are not reflected therein or in the notes thereto. Other than as has been previously disclosed to the Bank in writing through the date hereof (including through the delivery of filings made with the U.S. Securities and Exchange Commission), there has been since June 30, 1998 no material adverse change in the financial condition and operations of the Company and its Subsidiaries on a consolidated basis.

         4.06 Title to Assets. The Company and its Subsidiaries have sufficient title to their respective assets to enable them to conduct their business, and those assets are subject to no

Mortgage not permitted by Section 6.01, except where the failure to have such title would not have a Material Adverse Effect.

         4.07 Trademarks, Patents. The Company and each of its Subsidiaries as of the date hereof possess all necessary trademarks, copyrights, patents, patent rights and licenses to conduct their respective businesses as now operated, without any known material infringement of valid trademarks, trade names, copyrights, patents or license rights of others, except to the extent that the failure of the foregoing would not have a Material Adverse Effect.

         4.08 Margin Securities. The Company is not incurring the indebtedness evidenced by the Note hereunder for the purpose, directly or indirectly, of purchasing or carrying any "margin stock" as that term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System, as amended from time to time. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

         4.09 ERISA. Neither the Company nor any member of the Control Group has incurred any material accumulated funding deficiency within the meaning of
Section 412 of the Internal Revenue Code of 1986, as from time to time amended, or has incurred any material liability to the PBGC under Title IV of ERISA in connection with any Plan or other class of benefit that the PBGC has elected to insure. No Reportable Event has occurred with respect to any Plan that would have a Material Adverse Effect.

         4.10 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         4.11 Labor Matters. There are no strikes or other labor disputes pending, or to the knowledge of Company threatened, against the Company or any of its Subsidiaries that would have a Material Adverse Effect.

         4.12 Environmental Laws. Except as may have been previously disclosed to the Bank or may be disclosed in any information furnished by the Company to the Bank pursuant to Section 5.05, the Company and its Subsidiaries are in compliance with all environmental health, and safety laws applicable to the Company and its Subsidiaries, and their respective operations and properties, except to the extent that such non-compliance would not have a Material Adverse Effect.

         4.13 Other Bank Agreements. Substantially concurrently with the execution of this Agreement by the Company and the Bank, the Company is executing with each of the Other Banks a substantively identical (other than with respect to the amount of the Commitment) form of this Agreement (each an "Other Bank Agreement").

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         Unless the Bank shall otherwise consent in writing, it is agreed that, so long as any credit hereunder shall be available and until payment in full of the Note:

         5.01 Corporate Rights and Franchises. The Company will, and will cause each of its Subsidiaries to, except as may be otherwise permitted by the provisions of Sections 6.02 and 6.03,

                  (i) maintain and preserve its corporate, partnership or other existence and all rights, franchises and other authority necessary for the conduct of its business unless, in the judgment of management of the Company, the preservation thereof is no longer desirable to the conduct of the business of the Company and its Subsidiaries taken as a whole and the loss thereof is not disadvantageous in any material respect to the Bank, and

                  (ii) maintain its properties, equipment and facilities in good working order and repair and conduct its business in an orderly manner without voluntary interruption unless, in the judgment of management of the Company, those activities are no longer desirable to the conduct of the Company's business and the discontinuance thereof is not disadvantageous in any material respect to the Bank.

         5.02 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with responsible insurance carriers liability, property damage and workers compensation insurance coverage in such amounts and with such deductibles and retentions as the management of the Company considers reasonable.

         5.03 Taxes and Other Liabilities. The Company will, and will cause each of its Subsidiaries to, pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing which, if unpaid, might by law become a Mortgage on a material portion of its property, except to the extent that and so long as:

                  (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect or the loss of any material right of redemption from any sale thereunder; and

                  (b) it shall have set aside on its books reserves (segregated in accordance with GAAP) deemed by it adequate with respect thereto.

         5.04 Records. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting in accordance with GAAP and permit representatives of the Bank to have reasonable access to, and to examine the properties and publicly available information of, the Company and its Subsidiaries at all reasonable times.

         5.05     Reports by the Company.  The Company will furnish the Bank:

                  (a) As soon as available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of the Company, commencing with the quarter next ending following the Effective Date, a copy of its Quarterly Report on Form 10-Q for the quarter as filed with the U.S. Securities and Exchange Commission.

                  (b) As soon as available, and in any event within one 120 days after the close of each fiscal year of the Company ending following the Effective Date:

                            (i) a balance sheet of the Company and its
                  consolidated Subsidiaries as of the end of the fiscal year and the related income statement and statement of changes in cash flows of the Company and its consolidated Subsidiaries for the fiscal year then ended, in reasonable detail in accordance with GAAP and stating, when appropriate, in comparative form the corresponding figures for the previous fiscal year, together with a signed opinion of Deloitte & Touche L.L.P. (or other independent certified public accountants reasonably satisfactory to the Bank) based on an audit using generally accepted auditing standards, certifying that the financial statements present fairly the financial position of the Company and its consolidated Subsidiaries as of the end of the fiscal year and the results of their consolidated operations for the fiscal year then ended, which opinion shall not contain any material qualification or exception not reasonably satisfactory to the Bank, and

                           (ii) a certificate of those accountants stating that
                  in the course of their examination they became aware of nothing of an accounting nature that would indicate the occurrence of an Event of Default or the occurrence of any event which, upon the lapse of time or the giving of notice, or both, would constitute an Event of Default, or, if such is not the case, stating the facts with respect thereto.

                  (c) As soon as possible, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of the Company, and 90 days after the close of each fiscal year of the Company, commencing with the quarter next ending following the Effective Date, a certificate of the Chief Financial Officer, Vice President-Finance, Treasurer or Assistant Treasurer of the Company, any one acting alone, stating that the Company has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an Event of Default or would constitute an Event of Default upon the lapse of time or upon the giving of notice or both, or, if any such event has occurred or any such condition exists, specifying the nature thereof and the action which the Company proposes to take with respect thereto.

                  (d) Such other publicly available information of the Company as the Bank may from time to time reasonably request, within a reasonable period of time following the request.

                  (e) Within ten Business Days after the same are known, written notice of the following:

                           (i) Each Event of Default or event which, with the
                  giving of notice or lapse of time or both, would constitute an Event of Default.

                           (ii) Any other matter that has resulted or may or
                  might have resulted in a Material Adverse Effect, including, copies of any detailed report or "management letter" submitted by independent certified public accountants relating thereto.

                           (iii) All Events of Default under any notes,
                  debentures, other evidences of indebtedness or preferred stock, or under any indenture, mortgage, deed of trust or other agreement relating to any evidence of indebtedness including, any Other Bank Agreement, for which the Company or any Subsidiary is liable, including the occurrence of any event which upon the lapse of time or giving of notice or both would constitute such a default, if those events or the exercise of any remedies arising therefrom would have a Material Adverse Effect.

                           (iv) The occurrence of any Reportable Event with
                  respect to any Plan, together with the statement of the Chief Financial Officer, Vice President Finance, Treasurer, or Assistant Treasurer of the Company setting forth the details as to the Reportable Event and the action that the Company proposes to take, if any, with respect thereto.

                           (v) Any material modification or amendment to, or
                  termination of, any of the Other Bank Agreements.

                           (vi) If at any time the value of all "margin stock"
                  (as defined in Regulation U of the Board of Governors of the Federal Reserve System, amended from time to time) owned by the Company and its Subsidiaries exceeds 25% of the value of the assets of the Company and its Subsidiaries, on a consolidated basis, as reasonably determined by the Company.

         5.06 Amendments. The Company agrees that it will not amend any of the Other Bank Agreements on terms materially more favorable to any Other Bank than the terms in this Agreement unless the Company and the Bank also agree to the same terms as amended. For the avoidance of doubt, the Bank acknowledges that the Company may terminate any of the Other Bank Agreements or terminate or reduce the commitment of any of the Other Banks pursuant to any Other Bank Agreement without the requirement of having to terminate this Agreement or terminate or reduce the Commitment or the Commitment Limit hereunder.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

        Unless the Bank otherwise consents in writing, the Company agrees that so long as any credit hereunder shall be available and until payment in full of the Note, the Company will not do, or permit any of its Subsidiaries to do, any of the following:

        6.01 Liens and Encumbrances. Create, incur, assume or permit to exist any Mortgage affecting the assets of the Company or any Subsidiary except the following (herein being collectively called "Permitted Encumbrances"):

                  (a) Encumbrances simultaneously created in favor of (i) the Bank and the Other Banks, on a pari passu basis, to secure the indebtedness (up to an aggregate of $250,000,000) under this Agreement and the Other Bank Agreements and (ii) the Lenders, on a pari passu basis, to secure the indebtedness (up to an aggregate of $750,000,000) under the Other Credit Agreements;

                  (b) Encumbrances existing as of the date hereof and any and all extensions, renewals or refinancings of any of the foregoing (provided that the extensions, renewals or refinancings do not increase the outstanding aggregate principal amount of indebtedness secured by those Encumbrances);

                  (c) Encumbrances upon any materials, supplies, tools, articles or other things acquired or manufactured in connection with the performance of contracts with the United States of America or any department or agency thereof to secure partial progress or other payments or performance under those contracts;

                  (d)      Encumbrances against assets which

                           (i) existed when the assets were acquired by the
                  Company or the Subsidiary or

                           (ii) were owned by an entity which, subsequent to the
                  date hereof, becomes a Subsidiary, and the Encumbrance is in existence at the time the entity becomes a Subsidiary and which, in the case of each of Sections 6.01(d)(i) and (ii)

                           (A) do not attach to assets other than those
                  encumbered at the time of the acquisition or transaction resulting in the entity becoming a Subsidiary and

                           (B) were not created in contemplation of the
                  acquisition or transaction resulting in the entity becoming a Subsidiary;

                  (e) Mechanics', workmen's, materialmen's, landlord's, carriers', repairmen's, construction and other similar Encumbrances arising in the ordinary course of business in respect of obligations not delinquent or which are being contested in good faith;

                  (f) Encumbrances in connection with worker's compensation, unemployment insurance or other social security obligations;

                  (g) Encumbrances securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, appeal and customs bonds and other obligations of like nature, and other Encumbrances arising by operation of law in respect of the providing of goods or services, arising in the ordinary course of business;

                  (h) Encumbrances on any property that the Company or the Subsidiary hereafter acquires that are created contemporaneously with the acquisition to secure or provide for the payment or financing of any part of the purchase price thereof; provided, that:

                           (i) the obligation thereby secured consists primarily
                  of the unpaid balance of the purchase price of the property (including improvements existing or to be constructed) that the Company or the Subsidiary acquires;

                           (ii) the unpaid purchase price so secured does not
                  exceed 90% of the total purchase price of the property being acquired; and

                           (iii) any such Encumbrance does not extend to, or
                  otherwise affect or apply to, property other than that being so acquired;

                  (i) Encumbrances on any property of a Subsidiary in favor of the Company or any other Subsidiary that the Company directly or indirectly wholly owns (except for directors' or other qualifying shares);

                  (j) Encumbrances for taxes, assessments or other governmental charges or levies (i) which are not yet due or (ii) which are due so long as the Company or the Subsidiary is contesting the validity thereof in good faith and by appropriate proceedings so as not to cause any Material Adverse Effect and has set aside on its books reserves (segregated in accordance with GAAP) deemed by it adequate with respect thereto;

                  (k) Any right of set-off granted to any lending institution in connection with that lending institution providing cash management services or other financings to the Company and any of its Subsidiaries; and

                  (1) Any other Encumbrances; provided, that the aggregate claim secured by the other Encumbrances (excluding those Encumbrances otherwise permitted pursuant to this Section 6.01) shall not exceed 10% of Stockholders Equity.

         6.02 Sales of Assets or Business. Other than sales or dispositions by a Subsidiary to the Company or another Subsidiary or by the Company to a Subsidiary, or sales in the ordinary course of business, the Company shall not sell, lease or otherwise dispose of its assets, business or stock or other investment in any Subsidiary having a value, in each case, in excess of $25,000,000 unless the Board of Directors of the Company determines that the sale, lease or other disposition thereof

                  (a) is in the best interest of the Company and its Subsidiaries taken as a whole, and

                  (b) will not significantly adversely affect the Company's ability to meet its financial obligations as they become due.

         6.03 Liquidation, Dissolution, Consolidation or Merger. Liquidate, dissolve or enter into any consolidation or merger unless:

                  (a) in the case of a consolidation or merger

                           (i) involving the Company, the Company will be the
                  surviving corporation, and

                           (ii) involving a Subsidiary,

                                    (A) a Subsidiary will be the surviving
                           entity,

                                    (B) the fair market value of the Company's
                           investment in such Subsidiary is less than $25,000,000, or

                                    (C) the fair market value of the Company's
                           investment in the Subsidiary is $25,000,000 or greater and the Board of Directors of the Company determines that the preservation thereof is no longer desirable to the business of the Company and its Subsidiaries taken as a whole and that the absence thereof will not significantly adversely affect the Company's ability to meet its financial obligations as they become due; and

                  (b) After giving effect to any such merger or consolidation, there will exist neither an Event of Default nor any event which, upon the giving of notice of lapse of time or both would constitute such an Event of Default.

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

        The occurrence of any one or more of the following events described in Sections 7.01 through 7.07 shall be deemed an event of default under this Agreement (an "Event of Default"):

        7.01 Failure to Pay Note, Breach of Certain Covenants. Failure to make any payment of principal of, or interest on, the Note, or any payment of any Facility Fee or any other amount due under this Agreement, when due and payable as required under this Agreement, whether at the end of the applicable Interest Period, at maturity, or otherwise, and the failure shall have continued unremedied for a period of three Business Days after the Bank's written notice to the Company, or the failure to observe or perform any term, covenant or agreement of the Company contained in Sections 5.05(e), 6.02, or 6.03; or

        7.02 Breach of Remaining Covenants. The failure to observe or perform any term, covenant or agreement of the Company contained in this Agreement (other than those described in Section 7.01), and the failure shall have continued unremedied for a period of 30 days after the Bank's written notice to the Company or beyond a reasonable period of time thereafter, if the Event of Default is not reasonably capable of being cured within the 30-day period, and the Company is diligently pursuing its cure; or

        7.03 Breach of Warranty. Any representation or warranty the Company makes herein, or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement, shall prove to have been incorrect in any material respect when made; or

        7.04 Other Obligations. The Company or any Subsidiary shall default (as principal, guarantor or surety):

                  (a) in the payment of any principal of, or premium, if any, or interest on, any indebtedness (other than its indebtedness hereunder and indebtedness between the Company and any Subsidiary or between Subsidiaries) beyond the applicable grace period, if any,

                           (i) for borrowed money in an amount in excess of an
                  aggregate of $20,000,000 or

                           (ii) representing the deferred purchase price of
                  property with an outstanding deferred aggregate liability in excess of $25,000,000; or

                  (b) with respect to the performance or observance of any term of any instrument pursuant to which any indebtedness described in
         Section 7.04(a) was created, or any mortgage, indenture or other agreement relating thereto, if the effect of the default (after giving effect to any applicable grace period) is to cause or permit that indebtedness exceeding an aggregate of $20,000,000 to become due and payable prior to its stated maturity; or

         7.05 Insolvency; Receiver.

                  (a) If the Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated or held to be insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee for the Company or any substantial part of the Company's property, commences any proceeding relating to the Company under any reorganization, arrangement, readjustment of debt or similar law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against the Company any such proceeding which remains undismissed, unstayed (or, if stayed, the stay shall have been set aside) or unvacated for a period of 60 days, or the Company by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver or of any trustee for the Company or any substantial part of the Company's property, or suffers any such receivership or trusteeship to continue undischarged, unstayed (or, if stayed, such stay shall have been set aside) or unvacated for a period of 60 days; or

                   (b) If any of the foregoing events described in Section 7.05(a) occurs with respect to a Subsidiary instead of the Company and that event will have a material adverse effect on the ability of the Company to meet its financial obligations as they become due; or

         7.06 Judgments; Attachments.

                  (a) The Company or any Subsidiary shall suffer the entry against it of a final judgment or decree for any amount in excess of $20,000,000 (not adequately covered by insurance or reserves as determined by the Bank in its reasonable discretion) unless, within 30 days after the entry thereof the same is satisfied or discharged or an appeal or appropriate proceeding for review thereof is taken and a stay of execution pending such appeal is obtained; or

                  (b) The Company or any Subsidiary shall suffer one or more writs or warrants of attachment to be issued by any court against any of its property exceeding in the aggregate $20,000,000 in value, and such writs or warrants of attachment are not satisfied, stayed or released within 30 days after the entry or levy thereof or after any stay is vacated or set aside; or

         7.07 ERISA. Any Reportable Event that the Bank shall determine in good faith constitutes grounds for the PBGC to terminate any Plan or for the appropriate United States District Court to appoint a trustee to administer any Plan shall have occurred and be continuing for 30 days after the Bank shall have given the Company written notice, or any Plan shall be terminated without another Plan being available to replace or substitute for the terminated Plan; or an appropriate United States District Court shall have appointed a trustee to administer any Plan; or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; and in any situation described above the aggregate amount of the excess of the current value of the Plan's; benefits guaranteed under Title IV of ERISA over the current value of the Plan's s assets allocable to those benefits under
Section 4044 of ERISA shall exceed $20,000,000.

         7.08 Remedies. If any one or more of the Events of Default described in Sections 7.01 through 7.07 above shall occur and be continuing, then the Bank, by notice to the Company, may take either or both of the following actions in this Section 7.08:

                  (a) declare the obligation of the Bank to make Advances to the Company hereunder to be terminated whereupon the same shall forthwith terminate, or

                  (b) declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, all accrued Facility Fees and all other amounts due and payable by the Company under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued and unpaid interest, accrued Facility Fees and all such other amounts due and payable by the Company shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, a notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Company;

 provided, that if an Event of Default described in Section 7.05(a) shall occur, then the actions described in Sections 7.08(a) and (b) shall occur automatically, without any notice to the Company or declaration by the Bank.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Survival. All agreements, representations and warranties made herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of the Advances hereunder and the execution and delivery of the Note.

         8.02 Failure or Indulgence Not Waiver. No failure or delay on the part of the Bank, or any holder of the Note in the exercise of any power, right or privilege hereunder or under the Note shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.03 Notices. Any notice herein required or permitted to be given shall be in writing, and may be sent by facsimile, personal delivery or mail and, in each case, shall be deemed to have been given when received by the party to which the notice was addressed. Notices shall be sent to the addresses that are set out in the signature pages hereof (until notice of change thereof is served in the manner provided in this Section 8.03).

         8.04 Applicable Law. This Agreement, the Note, all documents provided for herein and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, United States of America. The foregoing provision is not intended to limit the rate of interest payable with respect to the Bank to the maximum rate permitted by the laws of the State of Texas, United States of America if a higher rate is permitted with respect to the Bank by supervening provisions of United States federal law. The Company and the Bank hereby specifically declare that the provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated) are not to be applicable to this Agreement, the Note or the transactions contemplated hereby and thereby.

         8.05 Interest Limitation. It is the intention of the Company and the Bank to conform strictly to the usury laws as set forth in Section 8.04. Accordingly, if the transactions contemplated hereby would be usurious under those laws or any other applicable laws, then, in that event, notwithstanding anything to the contrary in the Note, or this Agreement, it is agreed as follows in this Section 8.05:

                  (a) the aggregate of all consideration that constitutes interest that is contracted for, taken, reserved, charged or received under the Note, or this Agreement, or otherwise in connection with any Advance, shall under no circumstances exceed the maximum amount allowed by those laws, and any excess shall be credited by the Bank on the principal amount of the Advance (or, if the principal amount of the Advance shall have been paid in full, refunded to the Company); and

                  (b) if the maturity of any Advance is accelerated or in the event of any required or permitted prepayment, then the consideration that constitutes interest may never include more than the maximum amount allowed by those laws, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of the acceleration or prepayment and, if theretofore paid, shall be credited by the Bank on the principal amount of the Advance (or, if the principal amount of the Advance shall have been paid in full, refunded by the Bank to the Company).

To the extent that Chapter 1D, Subtitle 1, Title 79, Revised Civil Statutes of Texas, 1925, as amended, is relevant to the Bank for the purposes of determining the highest lawful interest rate applicable to this Agreement and the Note, the Bank hereby elects to determine the applicable rate ceiling under that chapter by the indicated (weekly) rate ceiling from time to time in effect, subject to the Bank's right subsequently to change that method in accordance with applicable law. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Company and the Bank shall, to the maximum extent permitted under applicable law; (i) characterize any nonprincipal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof and (iii) spread the total amount of interest throughout the entire contemplated term of the Note so that the interest rate is uniform throughout that term.

         8.06 Assignment. Subject to Section 8.10, this Agreement shall be binding upon, and inure to the benefit of, the Company and the Bank and their respective successors and permitted assigns. The Company may not assign or transfer its rights hereunder without the prior written consent of the Bank, which will not be unreasonably withheld in the case of an assignment or transfer to a Subsidiary; provided, that it shall be deemed to be reasonable for the Bank to

                  (a) require the assignee or transferee to execute a written note in favor of the Bank substantially in the form of Exhibit A with respect to the amount that the assignee or transferee borrows; and

                  (b) require the Company to execute a written guarantee of the assignee's or transferee's obligations under such a note; provided, that such a guarantee does not contain obligations any greater than the obligations that the Company has pursuant to this Agreement, in each case, for the Bank to give its consent to such an assignment or transfer even though such an assignment or transfer would not relieve the Company of its obligations under this Agreement.

         8.07 Computation of Interest Rates and Fees: Time of Payment. All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) (which results in greater interest than if a year of 365 days is used). The Company shall make each payment of principal of, and interest on, the Advances made to it, and of the fees due hereunder by it, not later than 11:00 A.M. (in the time of the city in which the Bank has its principal office) on the date when due.

         8.08 Expenses; Indemnity by the Company. The Company agrees to pay and hold the Bank harmless against liability for the payment of all reasonable attorneys' fees (including, without limitation, the allocated costs of in-house counsel) and court costs incurred by the Bank arising in connection with the enforcement against the Company of this Agreement, the Note, and the other instruments and documents to be delivered by the Company hereunder.

         8.09 Modifications and Amendments. Except as set forth in Sections 3.01(h) and 3.01(i), this Agreement and the Note may only be modified or amended by a written agreement duly executed by the Company and the Bank.

         8.10 Restriction on Transfers.

                  (a) The Bank may, without the consent of the Company, sell participations to one or more banks or other entities (including, without limitation, the Other Banks) in all or a portion of its rights and obligations under this Agreement (including, without limitation, the Bank's Commitment), the Advances then owing to the Bank and the Note; provided, that

                           (i) those sales are made in compliance with all
                  applicable United States federal and state securities laws,

                           (ii) the Bank's obligations under this Agreement
                  shall remain unchanged,

                           (iii) the Bank shall remain solely responsible and
                  liable to the Company for the performance of those obligations,

                           (iv) the participating banks or other entities shall
                  be entitled to the cost protection provisions contained in Sections 2.05, 2.06, and 3.03 but only to the extent that the protection would have been available to the Bank, calculated as if no such participation had been sold,

                           (v) the Company shall continue to deal solely and
                  directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and

                           (vi) the Bank shall retain the sole right and
                  responsibility to enforce the obligations of the Company relating to this Agreement, the Advances and the Note, including, without limitation, the right to approve any amendment, modification or waiver of any provision hereof or thereof.

                  (b) The Bank may, with the prior written consent of the Company (which consent shall not be unreasonably withheld in the case of a proposed assignment by the Bank to one of its subsidiaries or affiliates, and which consent may be withheld in the sole discretion of the Company in the case of any other proposed assignment by the Bank), assign to one or more banks or other institutions (including, without limitation, the Other Banks and subsidiaries or affiliates of the Bank) all or a portion of the Banks Commitment and its other rights and obligations under this Agreement and the same portion of the then outstanding Advances and Note; provided, that

                           (i) each such assignment shall be of a constant, and
                  not a varying, percentage of the Bank's Commitment and its other rights and obligations under this Agreement, and the then outstanding Advances and the Note, and

                           (ii) the parties to each such assignment shall
                  execute and deliver to the Company an assignment and assumption agreement in form and substance satisfactory to the Company. Upon such execution and delivery, from and after the effective date specified in the assignment and assumption agreement, the assignee shall be a party hereto and, to the extent provided in the assignment and assumption agreement, shall have the rights and obligations of the Bank under this Agreement, and the Bank shall, to the extent provided in the assignment and assumption agreement, be released from its obligations under this Agreement.

                  (c) The Bank may, without the consent of the Company, assign to a Federal Reserve Bank all or a portion of the Banks rights and obligations under this Agreement, the then outstanding Advances and the Note; provided, that the Bank's obligations under this Agreement shall remain unchanged, and the Bank shall remain solely responsible to the Company for performance of those obligations.

         8.11 Table of Contents; Headings. The Table of Contents and the section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         8.12 Articles; Sections. References herein to "Article(s)" and "Section(s)" mean the respective Article(s) and Section(s) of this Agreement.

         8.13 Counterparts. This Agreement may be separately executed (including execution by delivery of a facsimile or telecopied signature) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         8.14 Survival of Agreements. All of the agreements of the Company in this Agreement shall survive the Company's repayment of all Advances made by the Bank pursuant hereto.

         8.15 Severability. If any term or provision of this Agreement and the Note shall be determined to be illegal or unenforceable, all other terms and provisions of those documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         8.16 Confidentiality. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company in connection with this Agreement and agrees and undertakes that neither the Bank nor any of its affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. The Bank may disclose such information

                  (a) at the request of any bank regulatory authority or in connection with an examination of the Bank by that authority;

                  (b) to Bank's independent auditors, counsel and other professional advisors; provided, that the Bank shall cause its auditors, counsel and other professional advisors to comply with the Bank's obligations pursuant to this Section 8.16; or

                  (c) pursuant to subpoena or other court process or when required to do so in accordance with the provisions of any applicable law or at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which the Bank conducts its business, if the Company, after written notice to it (except in cases where notice would be prohibited by law or court order), has failed to obtain a protective or similar order to prevent the disclosure or to preserve the confidentiality of the information prior to the time that the Bank is advised by its legal counsel that immediate disclosure is necessary to avoid liability for failure to disclose;

                  (d) in connection with the defense of any litigation or other proceeding brought against it arising out of the transactions contemplated by this Agreement and related documents when the disclosure is necessary for its defense;

                  (e) in connection with the enforcement of the rights and remedies of the Bank under this Agreement when the disclosure is necessary for enforcement; and

                  (f) to its subsidiaries and affiliates (provided the Bank procures their respective agreements to be bound by the provisions of this Section 8.16).

Notwithstanding the foregoing in this Section 8.16, the Company authorizes the Bank to disclose to any participant, assignee, prospective participant, prospective assignee or the Bank's U.S. investment banking affiliates, such financial and other information in the Bank's possession concerning the Company or its Subsidiaries that has been delivered to the Bank; provided, that such participant, assignee, prospective participant, prospective assignee or the Bank's U.S. investment banking affiliates, as the case may be, agrees in writing to the Bank to keep such information confidential to the same extent required of the Bank hereunder.

         8.17 Consequential Damages. Notwithstanding anything herein to the contrary, neither party shall have any liability for any consequential, indirect, punitive, exemplary or special damages, including, without limitation, loss of business, opportunities, revenue or profits.

         8.18 Final Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMTORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be duly executed as of the day and year first above written.


COMPANY:

BAKER HUGHES INCORPORATED,
a Delaware corporation



By:
   --------------------
      Douglas C. Doty
      Treasurer



Address for Notices:
BAKER HUGHES INCORPORATED
3900 Essex Lane, Suite 1200
Houston, Texas 77027
Attention: Treasurer
Facsimile: 713/439-8699
Telephone: 713/439-8600



BANK:


By:
   --------------------
Name:
Title:

Commitment Limit:

Addresses for Notices:


Facsimile:
Telephone:

Bank's Domestic Lending Office:

Bank's Eurodollar Lending Office:

                                    EXHIBIT A
                              FORM OF COMPANY NOTE


October 1, 1998



         For value received, BAKER HUGHES INCORPORATED, a Delaware corporation
(the "Company") promises to pay to the order of [                       ]
(the "Bank"), for the account of its applicable lending office, at the principal
office of the Bank at [                              ], the principal amount of
each Advance made by the Bank to the Company pursuant to Section 3.01 of the Credit Agreement hereinafter referred to on the last day of the Interest Period for the Advance. In any event, the aggregate unpaid principal amount of each Advance shall be due and payable on the Termination Date.

        The Company also promises to pay interest on the unpaid principal amount of each such Advance from the date of the Advance until the principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement; provided, that any amount of such principal and, to the extent permitted by law, any interest thereon that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at the Default Rate.

         Loans and payments under this note shall be recorded and endorsed hereon by the holder hereof; provided, that the failure by the holder hereof to make such recordation and endorsement shall not limit or otherwise affect the obligation of the Company hereunder, and payments of principal and interest hereof by the Company shall not be affected by the failure to make any such recordation and endorsement thereof hereon.

         Principal and interest shall be payable in United States dollars in immediately available funds.

        This note is the Note referred to in, is issued in connection with, and is entitled to the benefits of, that certain Credit Agreement dated as of October 1, 1998, between the Company and the Bank, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this note is issued. Capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement. This note shall be governed by and construed in accordance with the laws of the State of Texas, United States of America. Except for notice required to be given to the Company under the Credit Agreement, the Company hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice in connection with this Note.

         THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      BAKER HUGHES INCORPORATED



                                      By:
                                      Name:
                                      Title:

                         Transactions Noted on the Note

                                                            Unpaid
        Amount of    Maturity    Interest    Amount of    Principal   Notation
 Date    Advance       Date        Rate       Payment      Balance     Made By

                                    EXHIBIT B
                              BANK AND OTHER BANKS


Bank and Other Banks                                           Commitment Limit
--------------------                                           ----------------
ABN AMRO Bank N.V.                                                 12,500,000
Australia and New Zealand Banking Group Limited                    12,500,000
Bank of America National Trust and Savings Association             28,125,000
The Bank of New York                                               12,500,000
Barclays Bank PLC                                                  25,000,000
Bayerische Hypo Und Vereinsbank AG, Los Angeles Agency             12,500,000
Chase Bank of Texas, National Association                          28,125,000
Citibank, NA                                                       28,125,000
Credit Suisse First Boston                                         12,500,000
Dresdner Bank AG, New York Branch                                  12,500,000
Morgan Guaranty Trust Company of New York                          28,125,000
Northern Trust Company                                             12,500,000
Royal Bank of Canada                                               12,500,000
Toronto Dominion (Texas), Inc.                                     12,500,000
                                                               --------------

         TOTAL                                                    250,000,000

                                    EXHIBIT C
                           COMPANY REQUEST FOR ADVANCE

[Date]


[Name and address of Bank]


Gentlemen:

        Baker Hughes Incorporated (the "Company") refers to the Credit Agreement dated as of October 1, 1998 (the "Credit Agreement", the terms defined therein being used herein as therein defined), by and between the Company and you. The Company hereby gives you notice pursuant to Section 3.01 of the Credit Agreement that the Company hereby requests an Advance under the Credit Agreement and in that connection sets forth the terms on which the proposed Advance is requested to be made.

         The principal amount of the proposed Advance is $_______; the drawdown date of the proposed Advance is __________; the proposed Advance is to be a [Eurodollar Advance] or a [Reference Rate Advance]; the term of the Interest Period for the proposed Advance is ____ months; the maturity date for payment of the principal amount of the proposed Advance is ______________ 19 ___; the interest payment date[s] of the proposed Advance is/are __________; and the other terms applicable to the proposed Advance are ________________________.

         In accordance with Section 3.01 of the Credit Agreement, please advise the Company of the [Eurodollar Rate] or [Reference Rate].

Sincerely,

BAKER HUGHES INCORPORATED



By:
Name:
Title:

                                    EXHIBIT D
                       FORM OF OPINION OF COMPANY COUNSEL

[date]

[Bank name and address]

Ladies and Gentlemen:

         I am the _______________ of Baker Hughes Incorporated, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation and execution of that certain Credit Agreement dated as of October 1, 1998 (the "Credit Agreement"), by and between the Company and ________________ ("Bank"). Terms used herein that are defined in the Credit Agreement have the respective meanings ascribed to those terms in the Credit Agreement, unless the context otherwise indicates.

        In that connection, I have examined the Note and the Credit Agreement that have been executed by the Company, but not by the Bank (herein being collectively referred to as the "Examined Documents"). I have also examined the originals or photostatic copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, corporate records of the Company, certificates of public officials, and certificates of representatives of the Company, and such other documents as I have deemed necessary or appropriate for the purposes of this opinion.

        Based upon the foregoing, subject to the qualifications, limitations, exceptions and assumptions hereinafter set forth, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own its properties and carry on its business as now conducted and is duly qualified and in good standing in each United States jurisdiction which requires qualification, except those jurisdictions, if any, in which the failure to so qualify would not have a material adverse affect on the business, properties or financial condition of the Company and its Subsidiaries taken as a whole.

                  2. The Company has all necessary corporate power and authority to enter into and perform the Credit Agreement and to issue and deliver the Note, as provided in the Credit Agreement. The execution, delivery and performance of the Credit Agreement and the Note have been authorized by all necessary corporate action on the part of the Company.

                  3. The Credit Agreement is, and the Note when duly executed and delivered for value received will be, the valid and legally binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws from time to time in effect and judicial decisions relating to or affecting the enforcement of creditors' rights and debtor's obligations generally, or (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. The execution, delivery and performance of the Credit Agreement and the Note by the Company do not require the consent or approval of any United States governmental body or other regulatory authority and are not in contravention of or in conflict with any law or regulation applicable to the Company or any term or provision of the Certificate of Incorporation or Bylaws of the Company.

                  5. The execution, delivery and performance of the Credit Agreement and the Note, to the best of my knowledge, are not in contravention of, or in conflict with, any agreement or indenture that is material to the Company and its Subsidiaries, taken as a whole, and to which the Company is a party or by which any of its property is bound, and do not cause any Mortgage upon any such property to be created or imposed or to mature except as may be permitted by the terms of the Credit Agreement.

                  6. To my knowledge, there is no pending or threatened litigation before any court, administrative agency or arbitration panel to which the Company is a party, which, in view of the facts currently available to me, is expected to have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries, taken as a whole. To my knowledge, the Company is not in default with respect to any material order, writ, injunction or decree of any court or other governmental or regulatory authority that is expected to have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

         The opinions expressed herein are subject to the following qualifications, limitations, exceptions and assumptions:

        (A) In rendering the opinions expressed in Paragraph 1, above, I have relied in part on certificates or telegrams of recent date of public officials of the State of Delaware. Such opinions are limited to the date of the relevant certificates or telegrams.

        (B) The opinions expressed in Paragraph 5 hereof are limited to the agreements, indentures and instruments, filed by the Company with the U.S. Securities and Exchange Commission ("SEC") as material agreements pursuant to the rules and regulations of the SEC as a part of its annual report on Form 10-K for the year ending September 30, 1997, and those filed by the Company with the SEC subsequent to September 30, 1997.

        (C) I have assumed, without independent investigation, that the Bank will duly execute and deliver to the Company each of the Examined Documents to which it is a party, with all necessary power and authority (corporate and otherwise) and that (i) if the Company or the Bank exercises any rights or enforce any remedies, it will do so in good faith and in a commercially reasonable manner and will abide by any implied covenant of good faith and fair dealing which may be imposed by law, and
(ii) the Bank will comply with any applicable state or federal securities laws.

        (D) As to matters of fact relevant to this opinion, I have, to the extent I have deemed appropriate, relied upon (i) certificates and other representations of officers and representatives of the Company and its Subsidiaries who have made investigations outside of my personal control, and
(ii) certificates and telegrams of governmental officials.

        (E) In my examination of the documents referred to above, I have assumed all documents submitted to me as originals are authentic and complete,
(ii) all documents submitted to me as certified or photostatic copies conform to the original document, and such original document is authentic and complete,
(iii) that signatures on all documents are genuine, (iv) all statements of fact contained in the Examined Documents and all other documents, certificates, and records that I have examined are true, accurate, and correct, and all statements of fact made to me by officers and representatives of the Company and its Subsidiaries are true and correct, and (v) there has been no material change in the facts set forth in the Examined Documents, or such other documents, certificates, and records that I have examined or representations made to me, prior to the date hereof. I have no knowledge that any such documents, certificates, and records were not authentic and complete, or that any of such statements are not true and correct as of the date hereof.

        (F) I have assumed there has been no cancellation or withdrawal of any of the organizational documents of the Company, and that no act or event has occurred which would, pursuant to the terms of such organizational documents or other applicable law, permit or require the dissolution of the Company, and I have no knowledge of any such cancellation, withdrawal, act or event. I have further assumed due authorization for execution, delivery, and performance of such organizational documents by each party by whom such authorization is required, and that none of the signatories to such organizational documents was operating under any legal disability under the laws of the state of residence or incorporation of such party.

        (G) I express no opinion as to the availability or enforceability of the following provisions and remedies set forth in the Examined Documents: (i) equitable remedies, including specific performance, or any other remedy set forth in the Examined Documents; (ii) provisions relating to waivers by any of the parties or precluding any of the parties from asserting certain claims or defenses or from obtaining certain rights and remedies, or which purport to waive any applicable statute of limitations, or rights to any stay or extension laws, or which purport to establish evidential standards; (iii) provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law; (iv) provisions relating to subrogation rights, delay or omission or enforcement of rights or remedies, severability, injunctions, appointment of receivers, waivers or ratifications of future acts, the rights of third parties, prohibitions against the sale, transfer, or assignment of any property or interest, marshalling of assets, set-offs, or sale in the inverse order of alienation;

(v) provisions at variance with public laws which do not affect the practical benefits of the Examined Documents; (vi) provisions covenanting to take actions, the taking of which are discretionary with or subject to the approval of a third party or which are otherwise subject to a contingency, the fulfillment of which is not within the control of the parties so covenanting; (vii) provisions purporting to apply subsequently enacted laws; (viii) provisions to the effect that rights or remedies may be exercised without notice, that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of such right or remedy; and (ix) limitations on enforceability posed by public policy consideration or court decisions which may limit the right to obtain indemnification under certain circumstances. Enforcement of obligations under the Examined Documents may also be limited by constitutional limitations (including notice and due process requirements), by the redemption rights of the United States under the Federal Tax Lien Act of 1966, as amended, and requirements that the Bank exercise rights under the Examined Documents in a commercially reasonable manner.

        (H) The opinions expressed herein relate solely to, are based solely upon, and are limited exclusively to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the laws of the United States of America, to the extent applicable and as currently in effect. I assume no, and hereby specifically disclaim any, obligation to supplement this opinion if any applicable laws change after the date of this opinion, of if I become aware of any facts that might change the opinions expressed above after the date of this opinion.

         (I) The opinions set forth herein are limited to the specific matters addressed hereby, and no opinion is to be implied or may be inferred beyond the matters specifically addressed.

         (J) This letter is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein, nor does this letter constitute a guarantee of any of the obligations set forth in the Examined Documents. By rendering this opinion, I am not guaranteeing or insuring the obligations set forth in the Examined Documents, or other matters referred to herein or opined upon herein.

        This opinion is furnished to you solely for your benefit pursuant to the Credit Agreement. This letter and the opinions expressed herein may not be used or relied upon by you for any other purpose and may not be relied upon for any purpose by any other person or entity without my prior written consent. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner, nor is it to be filed with any governmental agency or delivered to any other person or entity without my prior written consent.

                                         Very truly yours,